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                                                                   Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 8 to the Registration Statement on Form S-4 of Networks Associates, Inc. of our report dated January 16, 2002, relating to the consolidated financial statements and financial statement schedule, which appears in McAfee.com Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers LLP
San Jose, California
September 4, 2002